UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 1, 2014

LUNA INNOVATIONS INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-52008	54-1560050
(Commission File No.)	(IRS Employer Identification No.)

1 Riverside Circle, Suite 400
Roanoke, Virginia 24016
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 540-769-8400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Definitive Material Agreement.

Effective October 1, 2014, Luna Innovations Incorporated (the “Company”) and The Economic Development Authority of Montgomery County, Virginia (the “Landlord”), entered into an Industrial Lease Agreement (the “Lease”) for the lease of 41,900 square feet in the Technology Manufacturing Building in Blacksburg Industrial Park located at 3155 State Street, Blacksburg, Virginia, 24016. The Lease has a term that commences on October 15, 2014, and expires on December 31, 2020. The Company currently maintains its Blacksburg office in this same building under a lease that will expire on December 31, 2014. Under the Lease, the Company has an up fit improvement allowance of $500,000 to design and construct new space in the building, where it will relocate its Blacksburg office once completed. Under the Lease, the monthly rent for 2015-2020 will be $38,408, or $11 per square foot. No rent is payable during the remainder of 2014, when the up fit is to be conducted to prepare the new space. The Company must maintain a letter of credit in favor of the Landlord in the amount of $500,000 during the term of the Lease.

The foregoing summary is not complete and is qualified in its entirety by reference to Lease, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2014	LUNA INNOVATIONS INCORPORATED

	By:	/s/ Talfourd H. Kemper, Jr.
Talfourd H. Kemper, Jr.
Vice President and General Counsel